UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) October 27, 2022


AS-IP TECH, INC.
(Exact name of registrant as specified in its charter)

Delaware                                  000-27881                522101695
(State or other jurisdiction       (Commission file     (IRS Employer
of incorporation)                       number)              Identification No.)

Factory 1, 15 Castles Drive, Torquay, Victoria, Australia,             3228
(Address of principal executive officers)                             (Zip Code)

+1 424-888-2122
Registrants telephone number, including area code

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As indicated in the Company's 10-K filing for the year ended June 30, 2022, the Company has been renegotiating it's arrangements with ASiQ Pty. Ltd. ("ASiQ"), the original developers of the Company's BizjetMobile technology, who have developed the airline version of the technology, designated "fflya".

On October 24, 2022, AS-IP Tech, Inc. (ASIP) signed a new License Agreement with ASiQ, the terms of which are:

1. ASIP appointed ASiQ to develop, manufacture and support ASIP for the fflya program including development of customized hardware and software, on commercial terms acceptable to ASIP and ASiQ.
2. ASIP will pay all costs incurred by ASiQ and its technical team on behalf of ASIP, relevant to the fflya program.
3. ASiQ agreed to secure the services of Mr Ron Chapman, together with his technical and marketing teams, for the future development and commercialization of fflya.
4. ASIP granted ASiQ the exclusive right to develop, manufacture and commercialize BizjetMobile, and ASiQ agreed to pay ASIP a 20% commission based on the published wholesale price of BizjetMobile systems. For any other products created from ASIP's intellectual property, ASIP will receive a commission based on the net revenue received by ASiQ.
5. Should ASIP be restructured, sold or its business assigned, then the BizjetMobile and non-airline products created, developed and distributed by ASIQ, will remain the sole unencumbered property of ASiQ and this Agreement will be terminated.

The Company's directors, Mr Ron Chapman, Mr Graham Chappell and
Mr Philip Shiels, are directors and shareholders of ASiQ.



SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AS-IP TECH, INC.
(Registrant)

By: /s/ PHILIP SHIELS
Philip Shiels
Chief Financial Officer
Date: October 27, 2022